UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12915 Old Virginia Road
Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 622-3448

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2025 at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Dragonfly Energy Holdings Corp. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) increasing the number of shares available for issuance under the 2022 Plan by 9,000,000 shares. The Plan Amendment became effective following its approval by the Company’s stockholders.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 15, 2025, at the Annual Meeting, the Company’s stockholders voted on the following proposals: (i) the election of two Class C directors to hold office until the 2028 annual meeting of stockholders; (ii) the adoption of a proposal to authorize the Board of Directors of the Company (the “Board”), in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of only the then-outstanding shares of common stock (with no change to the authorized capital stock of the Company), at a ratio of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by the Board and included in a public announcement (the “Reverse Stock Split Proposal”); (iii) the approval of an amendment to the Articles of Incorporation of the Company (“Articles of Incorporation”), as amended, to increase the number of common stock authorized for issuance thereunder to 400,000,000 in the event a reverse stock split of our common stock is effectuated in which our authorized common stock is reduced on a pro rata basis with such reverse stock split (the “Increase in Authorized Proposal”); (iv) the approval of an amendment to the 2022 Plan to increase the number of shares of common stock authorized for issuance thereunder by 9,000,000 to 10,217,504 (the “Equity Plan Proposal”); (v) the approval of an amendment to the Articles of Incorporation to adjust the voting requirements to amend the number of shares of authorized common stock and preferred stock (the “Voting Standard Proposal”); (vi) the adjournment of the Annual Meeting in the event that the number of shares of the Company’s common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of the Reverse Stock Split Proposal, the Increase in Authorized Proposal, the Equity Plan Proposal and/or the Voting Standard Proposal were insufficient to approve such proposals (the “Adjournment Proposal”); and (vii) the ratification of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Proposal”).

The voting results for each item of business voted upon at the Annual Meeting were as follows:

1.	The votes cast with respect to the proposal to elect the following Class C directors, Denis Phares and Luisa Ingargiola, as directors of the Company to hold office until the 2028 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal, were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Denis Phares	7,477,118	289,139	14,860,902
Luisa Ingargiola	6,519,616	1,246,641	14,860,902

As a result, the stockholders elected each nominee to serve as a Class C director of the Company.

2.	The votes cast with respect to the Reverse Stock Split Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,629,329	5,277,196	714,790	5,844

As a result, the stockholders approved the Reverse Stock Split Proposal.

3.	The votes cast with respect to the Increase in Authorized Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,346,941	6,556,170	724,039	9

As a result, the stockholders have not approved the Increase in Authorized Proposal.

4.	The votes cast with respect to the Equity Plan Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,925,644	2,657,200	183,413	14,860,902

As a result, the stockholders approved the Equity Plan Proposal.

5.	The votes cast with respect to the Voting Standard Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,756,608	1,940,613	69,036	14,860,902

As a result, the stockholders have not approved the Voting Standard Proposal.

6.	The votes cast with respect to the Adjournment Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,511,902	5,994,681	120,576	0

As a result, the stockholders approved the Adjournment Proposal. The Adjournment Proposal was deemed not necessary and not acted upon at the Special Meeting.

7.	The votes cast with respect to the Auditor Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,627,841	1,559,829	439,489	0

As a result, the stockholders ratified the appointment of CBIZ CPAs P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the Dragonfly Energy Holdings Corp.’s 2022 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Date: October 15, 2025	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer and Interim Chief Financial Officer